UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  November 14, 2017

MidWestOne Financial Group, Inc.

(Exact name of registrant as specified in charter)

Commission File Number:  001-35968

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

102 South Clinton Street

Iowa City, Iowa  52240

(Address of principal executive offices, including zip code)

(319) 356-5800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§240.12b—2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2017, Katie A. Lorenson announced her resignation from her positions as Senior Vice President, Chief Financial Officer, principal financial officer and principal accounting officer of MidWestOne Financial Group, Inc. (the “Company”). Her resignation will become effective on December 7, 2017.

On November 14, 2017, the Company appointed James M. Cantrell to serve as Chief Financial Officer, principal financial officer and principal accounting officer, on an interim basis beginning December 7, 2017, while the Company conducts an executive search for Ms. Lorenson’s permanent replacement.

Mr. Cantrell currently serves as Vice President, Chief Investment Officer and Treasurer of the Company and as Senior Vice President, Chief Investment Officer and Treasurer of MidWestOne Bank, the Company’s wholly owned subsidiary. He has served in these positions since joining the Company in 2009.

A complete description of Mr. Cantrell’s positions with the Company and prior business experience are set forth in the Company’s proxy statement for its 2017 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 10, 2017, and such description is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MidWestOne Financial Group, Inc.

Dated: November 15, 2017	By:	/s/ Charles N. Funk
Charles N. Funk
President and Chief Executive Officer